                                                                 Exhibit 10.62.1

                                 AMENDMENT NO. 1
                                     TO THE
                                ALBERTSON'S, INC.
                    CHANGE IN CONTROL SEVERANCE BENEFIT TRUST

     This Amendment is made by Albertson's, Inc., a Delaware corporation (the "Company" or the "Employer").

                                    RECITALS:

     A. The Company has established the Change in Control Severance Benefit Trust, pursuant to a Trust Agreement, dated August 1, 2004 (the "Trust Agreement");

     B. The Company, pursuant to Section 6.01 of the Trust Agreement, retains the right to amend the Trust Agreement;

     C. The Company hereby certifies to the Trustee under the Trust Agreement that the Trust has not become irrevocable; and

     D. The Company has determined that it is advisable to amend the Trust Agreement in the manner hereinafter set forth.

                                    AMENDMENT

     The Trust Agreement is hereby amended as follows:

1. The phrase "Management Compensation Group, Northwest, LLC, a Delaware limited liability company" is hereby replaced with "a committee comprised of the individuals set forth on Exhibit "E" to this Agreement" in the opening paragraph to the Trust Agreement.

2. The phrase "the Employer" wherever it appears in the definition of "Change in Control" is hereby replaced with "Albertson's, Inc."

3.   The definition of "Employer" is hereby replaced with the following:

     ""Employer" shall mean Albertson's, Inc., a corporation organized and existing under the laws of the State of Delaware, or after the Effective Time (as such term is defined in the Agreement and Plan of Merger, dated January 22, 2006, by and among Albertson's, Inc., New Aloha Corporation, New Diamond Sub, Inc., SUPERVALU INC., and Emerald Acquisition Sub, Inc.), SUPERVALU INC., or its successor or successors."

4. The definition of "Incumbent Directors" is hereby replaced with the following:

     ""Incumbent Directors" shall mean the individuals who, as of the date hereof, are directors of Albertson's, Inc. and any individual becoming a director subsequent to the date hereof whose election, nomination for election by Albertson's, Inc.'s shareholders, or appointment, was approved by a vote of at least two-thirds of the then Incumbent Directors (either by a specific vote or by approval of the proxy statement of Albertson's, Inc. in which such person is named as a nominee for director, without objection to such nomination); provided, however, that an individual shall not be an Incumbent Director if such individual's election or appointment to the board of directors of Albertson's, Inc. occurs as a result of an actual or threatened election contest (as described in Rule 14a-12(c) of the Exchange Act) with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the board of directors of Albertson's, Inc."

5. The last sentence of the definition of Interest Crediting Rate is hereby deleted and replaced by the following:

     "The prime rate in effect on the first day of a calendar month shall be used as the prime rate for the entire month."

6. The term "Potential Change in Control" and its corresponding definition is hereby deleted in its entirety.

7. The definition of "Retention Amount" is hereby amended to read "Retention Amount shall mean $75,000."

8. The phrase "the Employer" where it appears in the definition of "Subsidiary" is hereby replaced with "Albertson's, Inc."

9. Section 2.02 is hereby amended by changing the reference to "Section 4.17(d)" in the third sentence thereof to "Section 4.18(d)".

10. Section 2.03 of the Trust Agreement is hereby amended by (a) replacing "Management Compensation Group, Northwest, LLC, a Delaware limited liability company" with "a committee comprised of the individuals set forth on Exhibit "E" to this Agreement, which committee has certified that it is capable of performing the duties of Recordkeeper hereunder" and (b) replacing the last sentence of such Section with the following: "Action by such committee shall be by written certificate signed by a majority of its members. Any member of such committee may resign after providing not less than 30 days' notice in writing to the other members of the Recordkeeper and to the Trustee. In the event of the resignation, death or incapacity of a member of the Recordkeeper, the remaining members may (but need not) designate a replacement member, who shall become a member upon accepting such designation in writing, with a copy to the Employer and the Trustee."

11. Section 3.01(b) of the Trust Agreement is hereby amended to read as follows:

     "(b) Within 30 days following the occurrence of a Change in Control, if the then Value of the Trust Fund is less than $50 million, the Employer shall contribute cash to the Trust in an amount such that, taking into account such contribution and the then Value of the Trust Fund, the total Value of the Trust Fund equals $50 million; provided, however, that if, following a Change in Control but prior to such contribution, the Employer makes any payment required under a Participant's Agreement from assets outside the Trust, "$50 million" in this sentence shall be reduced by the lesser of (i) the amount of such payment or (ii) $35 million. In determining whether the Employer has made any payment from assets outside the Trust, the Trustee shall rely on a certification from the Administrator that the Employer has made such payments."

12. Section 3.03(a) of the Trust Agreement is hereby amended by deleting the phrase "or Potential Change in Control" where it appears therein.

13. Section 3.04 of the Trust Agreement is hereby amended by (a) changing the reference to "Section 4.06" in the first sentence thereof to "Section 4.07"; (b) deleting the remainder of the Section following the first sentence and (c) by changing the title of such Section to "Contributions Irrevocable".

14. Section 3.05 of the Trust Agreement is hereby amended by deleting the phrase "or a Potential Change in Control" where it appears therein.

15. The fourth sentence of Section 4.05(a) of the Trust Agreement is hereby deleted and replaced with the following:

     "Upon the receipt of such certified statement and subject to Section 4.07, the Trustee shall liquidate such Trust assets as may be available and necessary to pay or provide the benefits set forth in such certification and shall make or commence cash distributions from the Trust Fund in accordance therewith to the person or persons so indicated and to the appropriate taxing authorities with respect to taxes required to be withheld; provided however that the Trustee shall not be required to make any distribution which would reduce the value of the assets of the Trust Fund to less than the Retention Amount.. On a quarterly basis, based on the most recent certification by the Recordkeeper of the Value of Total Accrued Benefits received by the Trustee, the Trustee shall determine whether the Value of the Trust Fund is less than the Minimum Funding Obligation plus the Retention Amount. If the Value of the Trust Fund is less than the Minimum Funding Obligation plus the Retention Amount, the Trustee shall promptly inform the Employer of that fact and the Employer shall promptly contribute additional cash to the Trust such that the Value of the Trust Fund is no longer less than the Minimum Funding Obligation plus the Retention Amount. The Employer shall furnish the Trustee with the applicable rates for tax withholding and the Trustee shall be entitled to rely on such information."

16.  Section 4.04 of the Trust Agreement is amended to read as follows:

     "Trustee's preferred money market fund for its automatic cash sweep is currently the AIM Short-Term Investment Company Liquid Assets Portfolio. AIM, the manager of this portfolio, is an affiliate of Trustee. Employer acknowledges and agrees that the Trust is responsible for the fund's fees and expenses on any cash invested in any such affiliated fund (in the same manner and to the same extent as any other holder of shares in such fund) in addition to Trustee's compensation set forth in Section 4.08."

17. Section 4.05(a) of the Trust Agreement is amended by adding the phrase "as may be reasonably acceptable to the Trustee" after the phrase "Exhibit C" in the first sentence.

18. Section 4.05(a) of the Trust Agreement is hereby amended by adding the following immediately after the last sentence of such Section:

     "For purposes of this Trust, "Minimum Funding Obligation" shall mean the lesser of (1) $15 million or (2) 1.3 times the then Value of Total Accrued Benefits. In addition to the other requirements of the Recordkeeper set forth in this Section, the Recordkeeper shall provide the Trustee with the Value of the Total Accrued Benefits as promptly as reasonably practicable following the end of each calendar quarter."

19. Section 4.05(b) of the Trust Agreement is hereby amended by replacing the phrase "Section 4.05(b)" with the phrase "Section 4.05" in the last sentence thereof.

20. Section 4.05(c) of the Trust Agreement is hereby amended to read as follows:

     "If, following a Change in Control, the payments to be made from the Trust to a Participant exceed the Value of the Trust Fund plus the Retention Amount, and if the Employer does not otherwise provide the accrued benefits to the Participant outside of the Trust, the unpaid benefits shall constitute a Deficiency Amount, and shall accrue interest from the date payment would otherwise have been made, until paid, at the Interest Crediting Rate. Employer shall pay any Deficiency Amounts as soon as practicable from assets outside the Trust. In determining whether the Employer has made any payment from assets outside the Trust, the Trustee shall rely on a certification from the Administrator that the Employer has made such payments."

21. The second sentence of Section 4.09 of the Trust Agreement is hereby deleted and replaced with the following:

     "Without limiting the generality of the foregoing, the Trustee shall have no responsibility, obligation or duty (a) with respect to any action required by any Agreement or this Trust to be taken by the Employer, the Recordkeeper, the Insurance Adviser, the Real Estate Adviser or any other Expert, any employee, Participant, beneficiary or any other person and (b) to enforce any of the Employer's obligations to make contributions to the Trust. The Recordkeeper shall have no responsibility, obligation or duty with respect to any action required by any Agreement or this Trust to be taken by the Employer, the Trustee, any employee, participant, beneficiary or any other person."

22. Section 4.10 of the Trust Agreement is hereby amended by replacing the phrase "15 days" in the first sentence with the phrase "30 days."

23. Section 4.15(g) of the Trust Agreement is hereby amended by deleting the following from such Section: "which person(s) must be independent from the Employer and must be a certified consulting actuary or firm of actuaries or certified public accountant or firm of certified public accountants" where it appears (in two places) therein and substituting in each of such places "which person(s) must certify that it/they are capable of performing the duties of Recordkeeper hereunder".

24. Section 4.17 of the Trust Agreement is hereby amended by (1) deleting the phrase "Potential Change in Control or a" wherever it appears therein, (2) changing the word "terms" in the first sentence thereof to "term", and (3) adding the following at the end thereof:

     "; provided, however, that no notice from the Trustee is required if the Employer has notified Participants of the occurrence of a Change in Control or has otherwise publicly disclosed in a press release or filing with the Securities and Exchange Commission that a Change in Control has occurred."

25. The first sentence of Section 6.02 of the Trust Agreement is hereby amended to read as follows:

     "Upon the occurrence of a Change in Control, the Trust shall automatically be and become irrevocable without any further act or deed by any person or entity; provided that the Trust shall nonetheless terminate upon the earliest of (a) the payment of all amounts due Participants under the Agreements, as determined by the Recordkeeper, (b) the Administrator provides its express written consent to the termination of the Trust, and
     (c) the later of (i)the first date on which the Minimum Funding Obligation does not exceed $1 million and (ii) the sixth anniversary of the first date on which a Change in Control occurs."

26. Section 6.02 of the Trust Agreement is hereby amended by changing the phrase "Section 4.16" in the third sentence thereof to "Section 4.17".

27. Section 7.07 of the Trust Agreement is hereby amended to read with regard to the addresses set forth therein as follows:

If to Employer prior to the Effective
     Time, to:                               Albertson's, Inc.
                                             250 Park Center Blvd.
                                             Boise, Idaho 83726
                                             Attention: Corporate Secretary

If to Employer after the Effective           SUPERVALU Inc.
     Time, to:                               11840 Valley View Road
                                             Eden Prairie, Minnesota 55344
                                             Attention: Corporate Secretary

If to Trustee, to:                           Atlantic Trust Company, N.A.
                                             1330 Avenue of the Americas
                                             30th Floor
                                             New York, New York 10019
                                             Attention: Chief Fiduciary
                                                        Officer - NY Office

                                             and

                                             Hughes, Hubbard and Reed LLP
                                             One Battery Park Plaza
                                             New York, New York 10004-1482
                                             Attention: Javier Hernandez, Esq.

If to Recordkeeper, to:                      RECORDKEEPER FOR ALBERTSON'S,
                                             INC. CHANGE IN CONTROL
                                             SEVERANCE BENEFIT TRUST
                                             C/O SUPERVALU INC.
                                             11840 Valley View Road
                                             Eden Prairie, Minnesota 55344


28. Exhibit "D" to the Trust Agreement is hereby replaced with the names of the following individuals: Mike Plecki, Dave Pylipow and Kevin Tripp

29. A new Exhibit "E" is hereby added to the end of the Trust Agreement, as attached to this Amendment.

     IN WITNESS WHEREOF, this instrument has been duly executed by the undersigned and has been delivered to the Trustee of the Trust on this 31st day of May, 2006.

                                        ALBERTSON'S, INC.


                                        By: /s/ John R. Sims
                                            ------------------------------------
                                        Name: John R. Sims
                                              ----------------------------------
                                        Title: Executive Vice President &
                                                  General Counsel
                                               ---------------------------------

                                   EXHIBIT "E"

                       LIST OF MEMBERS OF THE RECORDKEEPER

1.   Mike Plecki

2.   Dave Pylipow

3.   Kevin Tripp